                   THIS CONFIRMING PAPER FORMAT DOCUMENT IS
          BEING SUBMITTED PURSUANT TO RULE 901(D) OF REGULATION S-T


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                          ____________________________

                                    FORM 8-K

                          ____________________________


                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


   June 13, 1995                                                1-8309
- --------------------------                           -----------------------
(Date of earliest report)                            (Commission File Number)


                       PRICE COMMUNICATIONS CORPORATION
            (Exact name of registrant as specified in its charter)



      New York                                            13-2991700
- ---------------------------------                    ------------------
(State or other jurisdiction                          (I.R.S. Employer
 of incorporation or organization)                  Identification Number)




           45 Rockefeller Plaza, Suite 3201, New York, New York 10020
           ----------------------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)



                                (212) 757-5600
             ---------------------------------------------------
             (Registrant's telephone number, including area code)



                                Not Applicable
        -------------------------------------------------------------
        (Former name or former address, if changed since last report)
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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On June 13, 1995, the Registrant engaged Arthur Andersen & Co. as its principal accountants to audit Registrant's financial statements and to replace KPMG Peat Marwick who resigned on March 7, 1995 as was reported in an 8-K dated March 14, 1995.

During the Registrant's two most recent years, and any subsequent interim period prior to engaging the accountant, neither the registrant nor anyone on the Registrant's behalf consulted the newly engaged accountant regarding either
(i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statement, and either a written report was provided to the Registrant or oral advice was provided that the new accountant concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a) (l)
(iv) and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in paragraph (a) (l) (v) of such Item 304).
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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)     Not applicable

         (b)     Not applicable

         (c)     Not applicable
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                PRICE COMMUNICATIONS CORPORATION


Date:  June 15, 1995                            /s/Robert Price
                                                -------------------------------
                                                Robert Price
                                                Chief Executive Officer,
                                                President and Director